UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2022

ATAI LIFE SCIENCES N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-40493	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Mindspace
Krausenstraße 9-10
10117 Berlin, Germany
(Address of principal executive offices) (Zip Code)

+49 89 2153 9035

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, €0.10 par value per share	ATAI	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On August 9, 2022 (the “Closing Date”), ATAI Life Sciences N.V. (the “Company”), ATAI Life Sciences AG (“ATAI AG” and together with the Company, the “Borrowers”) and certain subsidiary guarantors of the Company (collectively, the “Subsidiary Guarantors”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Hercules Capital, Inc. (“Hercules”), in its capacity as administrative agent and collateral agent (the “Agent”) and as a lender, and certain other financial institutions that from time to time become parties to the Loan Agreement as lenders (collectively, the “Lenders”). The Loan Agreement provides for term loans in an aggregate principal amount of up to $175.0 million under multiple tranches (the “2022 Term Loan Facility”), available as follows: (i) a term loan advance in the amount of $15.0 million on the Closing Date (the “Tranche 1A Advance”); (ii) at any time after the Closing Date but on or prior to March 15, 2023 (the “Tranche 1B Expiration Date”), term loan advances in an aggregate principal amount of up to $20.0 million (the “Tranche 1B Advances”); (iii) at any time beginning upon the earlier of (A) the Tranche 1B Expiration Date and (B) the date on which all amounts available to be drawn under the Tranche 1B Advances have been drawn and on or prior to December 15, 2023 (the “Tranche 1C Expiration Date”), term loan advances in an aggregate principal amount of up to $25.0 million (the “Tranche 1C Advances” and together with the Tranche 1A Advance and the Tranche 1B Advances, the “Tranche 1 Advances”); (iv) subject to the Company achieving certain performance milestones and, beginning upon the earlier of (A) the date on which all amounts available to be drawn under the Tranche 1C Advances have been drawn and (B) the Tranche 1C Expiration Date, on or prior to June 30, 2024, term loan advances in an aggregate principal amount of $15.0 million (the “Tranche 2 Advances”); and (v) subject to approval by the Lenders’ respective investment committees in its discretion, on or prior to March 31, 2025, term loan advances in an aggregate principal amount of up to $100.0 million (the “Tranche 3 Advances”). With the exception of the first $15.0 million tranche available on the Closing Date, each of the tranches may be drawn down in $5.0 million increments at the Company’s election, subject to applicable conditions to draw. The Company has agreed to use the proceeds of the 2022 Term Loan Facility for working capital and general business purposes.

The Company is permitted to engage in certain specified transactions (subject to mandatory prepayment in certain instances as well as certain limitations, including the pledge of equity interests of certain subsidiaries and variable interest entities (“VIEs”)), including but not limited to, (i) entering into non-exclusive and certain specified exclusive licensing arrangements with respect to intellectual property without the consent of the Lenders; and (ii) entering into certain permitted acquisitions.

The 2022 Term Loan Facility will mature on August 1, 2026 (the “Maturity Date”), which may be extended until February 1, 2027 if the Company achieves certain performance milestones, raises at least $175.0 million of unrestricted new net cash proceeds from certain permitted sources after the Closing Date and prior to June 30, 2024, and satisfied certain other specified conditions. The outstanding principal balance of the 2022 Term Loan Facility bears interest at a floating interest rate per annum equal to the greater of either (i) the prime rate as reported in the Wall Street Journal plus 4.55% and (ii) 8.55%. Accrued interest is payable monthly following the funding of each term loan advance. The Company may make payments of interest only, without any loan amortization payments, for a period of thirty (30) months following the Closing Date, which period may be extended to (i) thirty-six months if certain additional performance milestones have been achieved; and (ii) forty-two months if certain additional performance milestones have been achieved. At the end of the interest only period, the Company is required to begin repayment of the outstanding principal of the 2022 Term Loan Facility in equal monthly installments.

As collateral for the obligations under the 2022 Term Loan Facility, the Company has granted to the Agent for the benefit of the Lenders a senior security interest in substantially all of its, ATAI AG and each Subsidiary Guarantor’s property (including a pledge of equity interests of certain subsidiaries and VIEs), exclusive of intellectual property, with certain limited exceptions set forth in the Loan Agreement.

The Loan Agreement contains customary closing and commitment fees, prepayment fees and provisions, events of default and representations, warranties and affirmative and negative covenants, including a financial covenant requiring the Company to maintain certain levels of cash in accounts subject to a control agreement in favor of the Agent (the “Qualified Cash”) at all times commencing from the Closing Date, which includes a cap on the amount of cash that can be held by, among others, certain of the Company’s foreign subsidiaries in Australia and the United Kingdom. In addition, the financial covenant under the Loan Agreement requires that beginning on the later of (i) July 1, 2023 and (ii) the date on which the aggregate outstanding amount borrowed under the 2022 Term Loan Facility is equal to or greater than $40.0 million, the Company shall maintain Qualified Cash in an amount no less than the sum of (1) 33% of the outstanding amount under the 2022 Term Loan Facility, and (2) the amount of the Borrowers’ and Subsidiary Guarantors’ accounts payable that have not been paid within 180 days from the invoice date of the relevant account payable, subject to certain exceptions; provided, that the financial covenant shall not apply on any day that the Company’s market capitalization is at least $600.0 million measured on a consecutive 10-business day period immediately prior to such date of measurement and tested on a daily basis. Upon the occurrence of an event of default, including a material adverse effect, subject to certain exceptions, on the business, operations, properties, assets or financial condition of the Company and ATAI AG taken together, and subject to any specified cure periods, all amounts owed by the Company may be declared immediately due and payable by the Lenders. As of the Closing Date, the Company was in compliance with all applicable covenants under the Loan Agreement.

In addition, the Company is required to make a final payment fee (the “End of Term Charge”) upon the earlier of (i) the Maturity Date, (ii) the date that the Company prepays, in full or in part, the principal balance of the 2022 Term Loan Facility, or (iii) the date that the outstanding balance of the 2022 Term Loan Facility becomes due and payable. The End of Term Charge is 6.95% of the aggregate original principal amount of the term loans so repaid or prepaid under the Loan Agreement.

The Company may, at its option, prepay the term loans in full or in part, subject to a prepayment penalty equal to (i) 2.00% of the principal amount prepaid if the prepayment occurs on or prior to the first anniversary of the Closing Date, (ii) 1.0% of the principal amount prepaid if the prepayment occurs after the first anniversary and on or prior to the second anniversary of the Closing Date, and (iii) 0.5% of the principal amount prepaid if the prepayment occurs after the second anniversary and prior to the Maturity Date.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required, the information set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On August 15 2022, the Company issued a press release announcing the Loan Agreement described above. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information contained under Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1), shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1†	Loan and Security Agreement between the Registrant, ATAI Life Sciences AG, certain of the Registrant’s subsidiaries from time to time party thereto as a guarantor, Hercules Capital, Inc., and the several banks and other financial institutions or entities from time to time party thereto, and Hercules Capital, Inc. as administrative agent and collateral agent for itself and the lenders, dated August 9, 2022.

99.1*	Press Release, dated August 15, 2022.

104*	Cover Page Interactive Data File (embedded within the inline XBRL document).

†	Certain confidential portions (indicated by brackets and asterisks) have been omitted from this exhibit pursuant to Item 601(b)(10)(iv).
*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATAI LIFE SCIENCES N.V.

Date: August 15, 2022	By:	/s/ Florian Brand
	Name:	Florian Brand
	Title:	Chief Executive Officer